EXHIBIT 10.15

--------------------------------------------------------------------------------


                              21 DATED 01 JULY 2003
--------------------------------------------------------------------------------




         (1)      PEAK ENTERTAINMENT LTD

         (2)      PERFECTLY PLUSH INC


             -----------------------------------------------------


                             DISTRIBUTION AGREEMENT

                                   NO. DIST004

                                 COUNTIN' SHEEP

             -----------------------------------------------------

This AGREEMENT is made on the 1st day of  July  2003

BETWEEN

1 PEAK ENTERTAINMENT LTD whose registered office is at Bagshaw Hall, Bagshaw Hill, Bakewell, Derbyshire, DE45 1DL, England ("Peak")

AND

21 PERFECTLY PLUSH INC whose registered office is at, 155 Rushbrook Drive, Newmarket, Ontario , L3X 2E2, Canada ("Distributor")

BACKGROUND

(A) Peak owns or controls rights to the Products in the Territory and manufactures the products through its Affiliate Jusco Toys Limited.

(B) The Distributor is experienced in marketing and selling in the Territory and has agreed to act as the Distributor in the Territory.

(C) Peak wishes to appoint the Distributor as an exclusive distributor in the Territory for the Products upon the Terms and Conditions of this Agreement.

IT IS HEREBY AGREED as follows:

1. DEFINITIONS AND INTERPRETATION

1.1 In this Agreement unless the context otherwise requires the following words shall have the following meanings:

       "AFFILIATE"                           any person which is, in relation to a company, its
                                             parent undertaking or its subsidiary undertaking,
                                             or a subsidiary undertaking of its parent
                                             undertaking or any other person controlled by or
                                             under the same control either directly or
                                             indirectly. "Parent Undertaking" and "subsidiary
                                             undertaking" shall have the meanings attributed to
                                             them in sections 258 and 259 Companies Act 1985.

       "AGREED PERCENTAGE"                   10% of Net Selling Price which is calculated and
                                             is listed on Schedule1. For the avoidance of
                                             doubt, no further royalty is payable on products
                                             purchased and listed on Schedule 1 (as the FOB
                                             purchase price includes royalty).

       "BUSINESS DAY"                        any other day other than Saturday or Sunday or a
                                             public or bank holiday in England.

       "COMMENCEMENT DATE"                   The date hereof.

       "CONFIDENTIAL INFORMATION"            all information in respect of the business of Peak
                                             or its Affiliates including, without prejudice to
                                             the generality of the foregoing any ideas;
                                             business methods; finance; prices, business,
                                             financial, marketing, development or manpower
                                             plans; customer lists or details; computer systems
                                             and software; products or services, including but
                                             not limited to know-how or other matters connected
                                             with the Products; and information concerning
                                             Peak's and its Affiliates relationships with
                                             actual or potential clients, customers or
                                             suppliers and the needs and requirements of Peak
                                             and its Affiliates and of such persons.

       "CUSTOMER"                            any person with whom the Distributor enters into a
                                             contract for the sale and purchase of the
                                             Products.

       "INTELLECTUAL PROPERTY RIGHTS"        any and all patents, trade marks, trade names,
                                             service marks, copyright, moral rights, rights in
                                             design, rights in databases, know-how,
                                             Confidential Information and all or any other
                                             intellectual or industrial property rights whether
                                             or not registered or capable of registration and
                                             whether subsisting in the Territory or any other
                                             part of the world together with all or any
                                             goodwill relating thereto.

       "PRODUCTS"                            the `Countin' Sheep' products listed in SCHEDULE 1
                                             and such other toy product manufactured from time
                                             to time by Jusco Toys Limited (an affiliate of
                                             Peak) for Peak. It shall not include products
                                             which have been licensed for manufacture, or are
                                             subsequently licensed for manufacture, by Peak to
                                             third parties and/or products which third parties
                                             have licensed to Peak or Jusco Toys Limited to
                                             manufacture.

       "PROPERTY"                            a property created and/or controlled by Peak
                                             during the currency of this Agreement in respect
                                             of which Peak or Jusco Toys Limited manufacture
                                             Products and Properties shall be interpreted
                                             accordingly.

       "ROYALTY"                             the royalty payable by the Distributor to Peak
                                             pursuant to CLAUSE 11.

       "TERM"                                from the Commencement Date until 31st December
                                             2004

       "TERRITORY"                           Canada

       "TRADE MARKS"                         Trade Marks registered by Peak or its Associates
                                             in the Territory in relation to the Products.

1.2 The headings used in this Agreement are included for convenience only and are not to be used in construing or interpreting this Agreement.

1.3 In this Agreement any reference to the plural includes the singular and vice versa, any reference to one gender includes all genders and any reference to a person includes companies, partnerships, firms, and any other unincorporated associations.

1.4 Any right or power conferred in this Agreement may be exercised and any duty imposed by this Agreement is to be performed from time to time, as occasion requires.

2        APPOINTMENT OF DISTRIBUTOR

2.1 Peak hereby appoints the Distributor as its sole distributor for the sale of the Products in the Territory for the Term and the Distributor agrees to act in that capacity subject to the terms and conditions of this Agreement.

2.2 Peak reserves the right to supply Products direct to retailers and buyers within the Territory in the event that the Distributor fails to sell Products to retailers in the Territory within the following periods (and for the avoidance of doubt in such event Peak shall not pay commission referred to above to the Distributor):-

                  2.2.1 in the event that the Property upon which the Products are based is a television based property and broadcast in the Territory, within 6 months from the first broadcast of the first episode; or

                  2.2.2 in the event that the Property upon which the Products are based is not television based, within 12 months from acceptance by the Distributor of the Products in accordance with the Products listed in Schedule 1, from the Commencement date.

2.3 The Distributor is entitled to describe itself as Peak's "Authorised Distributor" for the Products in the Territory but shall not hold itself out as Peak's agent for sales of the Product or as being entitled to bind Peak in any way.

2.4 Peak shall not be liable to the Distributor if any of the Products are sold in the Territory by any third party, unless that third party is acting with the actual consent of Peak given in breach of the Terms of this Agreement. Peak shall use its reasonable endeavours to prevent any unauthorised distribution in the Territory by third parties.

2.5 Nothing in this Agreement shall entitle the Distributor to any priority of supply in relation to the Products against Peak's other distributors or customers.

3        GRANT AND PAYMENT

3.1 In consideration of the rights granted hereunder by Peak, the Distributor shall pay to Peak 25% of the value of the invoice on placement of order, 25% on release from port of shipment and the remaining balance on release of products from port of entry (TORONTO) for orders on the first 54,000 pieces.

3.2 All payments for subsequent orders of the products after the initial 54,000 pieces shall be made as follows;

         3.2.1 the Distributor shall pay Peak 25% of the value of the invoice on placement of order, 25% on release from port of shipment, 25% on release of products from port of entry (TORONTO), and the remaining balance within 45 days of receipt of shipment.

4. PROHIBITIONS ON THE DISTRIBUTOR

4.1 The Distributor shall use its reasonable endeavours to procure that during the currency of this Agreement:

         4.1.1 not to purchase the Products from anyone other than Peak during the Term of this Agreement; or

         4.1.2 sell Products to any person outside the Territory without prior written consent of Peak. Peak reserves the exclusive right to solicit orders for Products from any person not in the Territory save where it has allocated that right to a third party.

4.2    During the currency of this Agreement the Distributor will not:

         4.2.1    knowingly do anything which will harm the reputation of Peak;

         4.2.2 pledge the credit of Peak in any way or bind or attempt to bind it by contractor otherwise;

         4.2.3 use any marketing or promotional materials or attended any marketing events with respect to the Products which have not been approved by Peak in writing (such approval not to be unreasonably withheld or delayed);

         4.2.4 modify or alter the Products or their packaging in any way save as required by law unless agreed in writing by Peak;

         4.2.5 make any representations about the Products save as agreed in writing in advance by Peak;

         4.2.6 register any domain name relating to the Products and so nearly resembling the Trade Marks as to be likely to deceive or cause confusion for use on the Internet except with the prior written consent of Peak, such consent not to be unreasonably withheld or delayed.

5.     GENERAL UNDERTAKINGS BY THE DISTRIBUTOR

5.1      The Distributor shall during the continuance of this Agreement:-

         5.1.1 (subject to Peak complying with its obligations in Clauses 6.10, 7.1 and 7.2) diligently and faithfully serve Peak in the Territory and shall use its reasonable endeavours to improve the goodwill of Peak in the Territory and to increase the sales of the Products in the Territory.

         5.1.2 not to do anything that may prevent the sale or deter the development and increase the sales of the Products in the Territory;

         5.1.3 ensure that it conforms with all legislation, rules, regulations and statutory requirements existing in the Territory from time to time in relation to the Products;

         5.1.4    not to procure any third party to manufacture the Products;

         5.1.5 leave in position and not to cover or erase any notices or other marks (including without limitation details of notices that a trade mark design or copyright relating to the Products) which Jusco places on or affixed to the Products;

         5.1.6    provide such reasonable information as Peak may require. ;

         5.1.7 keep adequate records of Customers and prospective Customers and orders placed for the Products and provide on request details of their names and copies of correspondence with them to Peak; and

         5.1.8 maintain adequate stock of the Products to meet the Distributor's reasonably anticipated customer demand at all times.

         5.1.9 Refer promptly to Peak any enquiries the Distributor received from prospective customers outside the Territory.

6. DISTRIBUTORS OBLIGATIONS AS TO MARKETING AND PEAK'S OBLIGATION TO SUPPORT.

6.1 The Distributor shall only market and solicit orders for the Products within the Territory.

6.2 The Distributor shall ensure that the Products shall be on sale to the public within three months of the date of receipt of shipment of the Product from Peak unless otherwise agreed in writing.

6.3 The Distributor shall ensure so far as it is reasonably practicable that the Products are not supplied for sale as an integral part of any other Product and shall not be supplied either directly or indirectly to other manufacturers or to hawkers, street peddlers, street vendors and the like or to any person intending to distribute the products gratuitously unless agreed in writing by Peak.

6.4 It is agreed by the Distributor that the Products will be sold to recognised wholesale firms for resale to retail firms or to retail firms for resale to the public or direct to the public.

6.5 The Distributor shall at all times use its reasonable endeavours to sell and promote the sale of the Products throughout the Territory (subject to Peak complying with its obligations in clauses 6.10, 7.1 and 7.2).

6.6 The Distributor shall reasonably observe all reasonable directions and instructions given by Peak in relation to the promotion and marketing of the Products and dealings with Customers and prospective Customers.

6.7 All advertisements and promotions carried out and all advertising, promotional and sales material for the Products used by the Distributor shall be subject to the prior written approval of Peak, such approval to be given promptly.

6.8 In the event that the Distributor fails to offer or promote any of the Products for a period of 60 days at any time following acceptance thereof, Peak shall be entitled to immediately withdraw the rights for each Product not offered or promoted by giving the Distributor written notice of 30 days.

6.9 The Distributor undertakes to Peak to spend a reasonable amount on marketing the Products in respect of the properties. Such marketing spend to be allocated throughout the Term of this Agreement as agreed between the parties.

6.10 Peak shall use its reasonable endeavours to promptly supply to the Distributor with up-to-date samples, catalogues, brochures and such information relating to Products and/or Properties as the Distributor shall reasonably request or which Peak shall consider relevant, and Peak shall use its reasonable endeavours to assist the Distributor in the placement of Products within major accounts.

6.11 Peak shall at all times during the continuance of this Agreement act towards the Distributor dutifully and in good faith.

7.     SUPPLY OF PRODUCTS

7.1 Peak shall promptly supply the Distributor with samples of the Products prior to order by the Distributor, such supply to be f.o.c. to the Distributor.

7.2 Subject to CLAUSE 2.2, Peak shall use its reasonable endeavours to supply the Products to the Distributor in accordance with the Distributor's orders and deliver the same in accordance with the Distributor's directions.

7.3 Peak shall supply to the Distributor where the Distributor so requests, certified copies of any relevant Toy Safety Certificates relating to the Products ordered and warrants that all Products shall be of satisfactory quality and will comply with the specifications agreed (subject to clause 7.4). In addition, Peak will allow the Distributor to perform factory audits to assess compliance and quality checks and inspections. The Distributor will not be obliged to purchase the Products should the factory audits fail any compliance tests.

7.4 Peak is not under any obligation to continue the manufacture of all or any of the Products and shall be entitled to make such alterations to the specifications of the Products as it may think fit on 30 days prior written notice, but will not unreasonably stop or later production.

7.5 The Distributor shall in respect of each order for the Products placed with Peak be responsible for:-

       7.5.1  ensuring the accuracy of orders

       7.5.2 providing Peak with any information which is necessary in order to enable Peak to fulfil the order and to comply with all labelling, marketing and other applicable legal requirements in the Territory; and

       7.5.3 obtaining any necessary import licences or other requisite documents and paying all applicable custom duties and taxations in respect of the importation of the Products into the Territory and their resale in the Territory.

7.6 The Distributor shall give Peak reasonable written notice of its estimated requirements of the Products in each month and shall promptly notify Peak of any changes in circumstances, which may affect its requirements.

7.7 Risk of damage to or loss of the Products shall pass to the Distributor upon delivery to the Distributor's named port of entry (TORONTO).

7.8 Ownership of each unit of Product shall not pass to the Distributor until Peak has received in full (cash or cleared funds) all sums due to it in respect of that unit of Product and until such time as the Distributor has paid for the Product the Distributor shall keep each unit of Product separately stored and clearly identified and the Distributor shall allow Peak access to possess Product which is not paid for in accordance with the Terms of this Agreement.

7.9 Peak shall keep the Distributor advised of anticipated delivery dates and will use its reasonable endeavours to meet delivery dates advised to the Distributor.

8. PRICE AND PAYMENT

8.1 The Distributor shall pay to Peak the Price for the Products which, for the avoidance of doubt, shall include the Royalty Rate. A deduction will be made from the FOB purchase price equal to the royalty per item listed on Schedule 1, until the cumulative deductions so made equal the Advance.

8.2 The Price shall be in accordance with Peak's standard price list from time to time applicable that will be agreed with the Distributor. Peak may amend the price list after agreeing with the Distributor.

8.3 Peak shall supply to the Distributor up to date copies of all price lists for the Products and give the Distributor immediate notice in writing of its intention to alter prices and of the prices to be altered and the prices so altered shall apply to all Products ordered on or after the applicable dates of increase or decrease provided the Distributor agrees to the price alterations.

8.4 All Prices are exclusive of any applicable sales or importation taxes for which the Distributor shall be additionally liable. The Price is calculated on a FOB royalty included basis.

8.5    All payments will be made in US dollars.

8.6 If the Distributor fails to pay within 45 days of the due date any amount which is payable to Peak under this Agreement then, without prejudice to any other rights set out in this Agreement:

       8.6.1 that amount shall bear interest from the due date until payment is made in full, both before and after any judgement, at 3 per cent per annum over Lloyds TSB Plc base rate from time to time;

       8.6.2 Peak shall be entitled to suspend deliveries of the Products until the outstanding amount has been received by Peak from the Distributor.

9.     PREMIUMS

9.1 The Distributor shall not sell or otherwise dispose of any Products as premiums to any person whatsoever.

9.2    Peak shall notify the Distributor of any premium promotions.

9.3 The right of sale as premiums is expressly reserved by Peak and if the Distributor shall receive any approach for the purpose of the use of sale of the Products as a premium it shall forthwith notify Peak and furnish it with the names and full particulars of the person making the approach.

9.4 For the purposes of this clause "premium" means a Product or Product combined with a service which is sold or supplied in association with the sales promotional activities of retailers, wholesalers or manufacturers associations with incentive programmes of all kinds.

10.    DISTRIBUTOR'S STAFF

       The Distributor shall employ during the continuance of this Agreement sufficient staff appropriate training and quality to sell, distribute and promote the sale of the Products throughout the Territory and perform in a timely and satisfactory manner the Distributor's obligations under this Agreement and in particular shall employ and maintain a sales force of sufficient size from time to time to fulfil the Distributor's obligations under this Agreement in relation to the sale and marketing of the Products.

11.    ROYALTIES

In consideration of the rights granted by Peak the Distributor shall pay Peak a royalty of the Agreed Percentage included in the FOB Price.

12.      INTELLECTUAL PROPERTY

12.1 Peak authorises the Distributor to use the Trade Marks in the Territory in relation to the Products for the purposes only of exercising its rights and performing its obligations under this Agreement.

12.2 The Distributor shall ensure that each reference to and use of any of the Trade Marks by the Distributor is in a manner from time to time approved by Peak and accompanied by an acknowledgement in a form approved by Peak (such approval not to be unreasonably withheld or delayed), that the same is a Trade Mark of Peak.

12.3   The Distributor shall not:

       12.3.1 modify, remove or tamper with any Trade Mark or any copyright statement on the Products or their packaging;

       12.3.2 use any of the Trade Marks in any way which might prejudice their distinctiveness or validity or the goodwill of Peak;

       12.3.3 use in relation to the Products any trade marks or names other than the Trade Marks without obtaining the prior written consent of Peak; or

       12.3.4 use in the Territory, any trademarks or names so resembling the Trade Marks as to be likely to cause confusion or deception.

12.4 The Distributor shall not apply to register any of the Intellectual Property Rights in the Products nor any trademarks or trade names so nearly resembling the Trade Marks as to be likely to deceive or cause confusion.

12.5 Except as expressly provided in this Agreement the Distributor shall have no rights in respect of Intellectual Property Rights however used by Peak in relation to the Products and the Distributor hereby acknowledges that he shall not acquire any rights in respect thereof and that all such Intellectual Property Rights are and shall remain vested in or controlled by Peak.

12.6 The Distributor will immediately inform Peak in writing of any actual, threatened or suspected infringement of the Intellectual Property Rights of Peak relating to the Products or of any claim that the Products infringe the Intellectual Property Rights of a third party, but the Distributor shall take no steps or enter into any proceedings with respect to such infringement or claim without the prior written consent of Peak.

12.7 The Distributor shall at the expense of Peak take all such steps as Peak may reasonably require to assist Peak in maintaining the validity and enforceability of the Intellectual Property Rights of Peak during the Term of this Agreement PROVIDED THAT Peak shall indemnify the Distributor against all costs, claims, damages, expenses and other liabilities arising from or in connection with such steps and FURTHER PROVIDED THAT Peak shall be entitled to all damages recovered.

12.8 The Distributor shall not do or authorise any third party to do any act, which would or might invalidate or be inconsistent with any Intellectual Property Rights of Peak and shall not omit or authorise any third party to omit to do any act, which, by its omission, would have that effect.

12.9 Distributor acknowledges that any and all Intellectual Property Rights created, developed or subsisting in connection with the Products and any modifications thereto shall be and remain the sole property of Peak and Distributor shall do all acts and execute all documents (and procure that its employees do likewise) necessary to perfect or vest the ownership thereof in Peak.

2.10   Peak warrants to the Distributor that:

        12.10.1 it has been granted the rights to use all Intellectual Property Rights necessary to allow it to manufacture, supply and sell the Products; and

        12.10.2 the manufacture and sale of the Products by Peak and the rights granted by this Agreement does not infringe the Intellectual Property Rights of any third party in so far as Peak is aware.

        And Peak shall indemnify the Distributor in respect of any breach of the warranties in this clause 12.10.

13.    TERMINATION

13.1 Either party may by notice in writing served on the other terminate this Agreement forthwith if the other:

        13.1.1 shall be in continuing or material breach of any of the terms of this Agreement and, where the breach is capable of remedy, the other party fails to remedy such breach within 30 days' service of a written notice (or if not practicable, within such a period as is practicable) from the party not in breach specifying the breach and requiring it to be remedied;

        13.1.2 being a company, summons a meeting of its creditors, suffers a proposal for a voluntary arrangement, becomes subject to any voluntary arrangement, is unable to pay its debts within the meaning of section 123 Insolvency Act 1986, has a receiver, manager, administrator or administrative receiver appointed over its assets, undertaking or income, has passed a resolution for its winding-up (save for the purpose of voluntary reconstruction or amalgamation previously approved in writing by the party serving notice), has a petition presented to any Court for its winding-up (save for the purpose of a voluntary reconstruction or amalgamation previously approved in writing by the party serving notice), has a provisional liquidator appointed, has a proposal made for a scheme of arrangement under section 245 Companies Act 1985 or is subject of a notice to strike off the register at Companies House or for an administration order.

        13.1.3 has any distraint, execution or other process levied or enforced on any of its property;

        13.1.4  ceases or threatens to cease to trade;

        13.1.5 in the case of the Distributor only, has a change in its management and/or control involving 25% of its shares being transferred to a person who is not a shareholder of the Distributor at the Commencement Date unless such shares are transferred to an Affiliate; or

13.2 As from the date of termination the Distributor will cease to hold itself out as Distributor for Peak and for the sale and marketing of the Products provided always that for a period of 90 days immediately following the date of termination of this Agreement howsoever arising the Distributor will be entitled, to sell Products which are in the Distributor's stock as at the date of termination.

13.3 On termination of this Agreement, howsoever arising, the Distributor will forthwith return to Peak all documents and other materials or things on loan or issued from Peak and any copies thereof made by the Distributor which are in the Distributor's possession, custody or control as at the date of termination.

13.4 On termination of this Agreement, both parties shall meet to conclude any outstanding matters.

13.5 Any order for the Products in the progress of manufacture at the time of termination shall be paid for by the Distribution and shipped to the Distribution in accordance with the Terms and Agreement, the sale of such Products by the Distributor to be in accordance with clause 13.2.

13.6 Upon termination of this Agreement the Distributor shall assign to Peak free of charge all permission consents and licences (if any) relating to the marketing and/or distribution and/or sale of the Products in the Territory and execute all documents and so all the things necessary to ensure that Peak enjoys the benefit of those permissions, consents and licences after the termination of this Agreement to the entire exclusion of the Distributor.

13.7 The termination of this Agreement howsoever arising is without prejudice to the rights, duties and liabilities of either party accrued prior to termination. The clauses in this Agreement with expressly or impliedly have effect after termination shall continue to be enforceable notwithstanding termination.

14.      INDEMNITY AND INSURANCE

14.1 The Distributor shall indemnify and hold harmless Peak from and against any liability, loss, claim or proceedings whatsoever arising under any statute or at common law in respect of personal injury or damage to any property real or personal arising from the sale of the Products unless such liability arises from the negligent act or omission or breach of contract of Peak or its Affiliates, employees, agents or officers.

14.2 The Distributor shall have in force comprehensive Liability Insurance including Product Liability.

14.3 The Policies of insurance shall be shown to Peak whenever it requests together with satisfactory evidence of payment of premiums.

15.    CONFIDENTIALITY

15.1   The Distributor undertakes to Peak:

       15.1.1 to use its reasonable endeavours to keep confidential all Confidential Information (whether written or oral) which it has obtained or received as a result of the discussions leading up to or the entering into, or obtains or receives in performance of, this Agreement;

       15.1.2 not to disclose the Confidential Information in whole or in part to any other person without Peak's written consent, save those of its employees, agents and sub-contractors involved in the implementation of this Agreement and who have a need to know the same and are bound to keep it confidential; and

       15.1.3 to use the Confidential Information solely in connection with the performance of this Agreement and not otherwise or for the benefit of any third party.

15.2 The provisions of CLAUSE 15.1 shall not apply to the whole or any part of the Confidential Information which is:

       15.2.1 lawfully obtained after the Commencement Date free of any duty of confidentiality otherwise than directly or indirectly from Peak;

       15.2.2 already in the Distributor's possession other than as a result of a breach of this CLAUSE 15.1;

       15.2.3 in the public domain (other than as a result of a breach of this CLAUSE 15.1);

       15.2.4 necessarily disclosed pursuant to a statutory obligation;

       15.2.5 disclosed to the professional advisors, auditors and bankers of the Distributor under the terms of confidentiality; or

       15.2.6 disclosed with the prior written consent of Peak.

15.3 Save as otherwise set out in this Agreement, no announcement, circular, advertisement or other publicity in connection with this Agreement, its subject matter or any ancillary matter shall be made or issued by or on behalf of the Distributor without the prior written consent of Peak.

16.    ASSIGNMENT AND SUB-CONTRACTING

16.1 The Distributor may not assign the benefit (including any present, future or contingent interest or right to any sums or damages payable by Peak under or in connection with this Agreement) or otherwise mortgage, charge or otherwise transfer any or all of its rights and obligations under this Agreement without the prior written consent of Peak which shall not be unreasonably withheld.

16.2 The Distributor shall not subcontract any or all of its rights and obligations under this Agreement and shall not be entitled to appoint any sub-distributors without the prior written consent of Peak.

17.    WAIVER OF RIGHTS

17.1 The failure or delay by Peak in exercising any right, power or remedy of Peak under this Agreement shall not in any circumstances impair such right, power or remedy nor operate as a waiver of it. The single or partial exercise by Peak of any right, power or remedy under this Agreement shall not in any circumstances prelude any other or further exercise of it or the exercise of any other right, power or remedy.

17.2 Any waiver of a breach of, or default under, any of the terms of this Agreement shall not be deemed a waiver of any subsequent breach or default and shall in no way affect the other terms of this Agreement.

18.    ENTIRE AGREEMENT

       This Agreement contains all the terms and refers to all the documents which the parties have agreed in relation to the subject matter of this Agreement and supersedes any prior written or oral agreements, representations or understanding between the parties relating to such subject matter save for the licence agreements and the variation deeds referred to in clause 1.5. Neither party to this Agreement has been induced to enter into this Agreement or any of those documents by a statement or promise which they do not contain, save that this clause shall not exclude any liability which one party would otherwise have to the other party in respect of any statement made fraudulently by that party.

19.    VARIATION

       No variation to this Agreement shall be effective unless in writing signed by a Director or other duly authorised officer of each of the parties.

20.    INVALIDITY

20.1 If at any time any clause or part of this Agreement is found by any court, tribunal or administrative body of competent jurisdiction to be wholly or partly illegal, invalid or unenforceable in any respect under the law of any jurisdiction:

20.2 That shall not affect any other provisions of this Agreement which shall remain in full force and effect and;

20.3 The parties shall in good faith amend, and if necessary, novate this Agreement to reflect nearly as possible the spirit and intention behind that illegal, invalid or unenforceable provision so that the amended clause complies with the laws of that jurisdiction.

21.      NOTICE

21.1 Any notice in connection with this Agreement shall be in writing and may be delivered by hand, pre-paid first class post (but not by email), addressed to the recipient at its registered office or its address as the case may be stated in CLAUSE 21.3 below (or such addresses as may be notified in writing from time to time) in accordance with this clause 21 and in the case of notices sent to Peak such notices shall be marked for the attention of C.E.O. or such other individual as Peak shall notify the Distributor in accordance with this Clause 21.

21.2     The notice shall be deemed to have been duly served:

       21.2.1 If delivered by hand, when left at the proper address for service;

       21.2.2 if given or made by prepaid first class post 48 hours after being posted or in the case of Airmail 14 days after being posted (excluding days other than Business Days);

       provided that, where in the case of delivery by hand such delivery occurs either after 4.00pm on a Business Day, or on a day other than a Business Day. Service shall be deemed to occur at 9.00am on the next following Business Day (such times being local time at the address of the recipient).

21.3   The addresses for the parties are as follows:

Peak Entertainment Ltd                   Perfectly Plush Inc
Bagshaw Hall                             155 Rushbrook Drive
Bagshaw Hill                             Newmarket
Bakewell                                 Ontario L3X 2E2
Derbyshire                               Canada
DE45 1DL

21.4 For the avoidance of doubt, where proceedings to which the Civil Procedure Rules apply have been issued, the provisions of Civil Procedure Rule 6 must be complied with in respect of the service of documents in connection with those proceedings.

22.    FORCE MAJEURE

22.1 Neither party to this Agreement shall be deemed to be in breach of this Agreement or otherwise liable to the other party in any manner whatsoever for any failure or delay in performing its obligations under this Agreement due to Force Majeure.

22.2 If a party's performance of its obligations under this Agreement is affect by Force Majeure:

       22.2.1 It shall give written notice to the other party, specifying the nature and extent of the Force Majeure, within seven days of becoming aware of the Force Majeure and will at all times use all reasonable endeavours to mitigate the severity of the Force Majeure;

       22.2.2 subject to the provisions of CLAUSE 22.3, the date for performance of such obligation shall be deemed suspended only for a period equal to the delay caused by such event;

       22.2.3 it shall not be entitled to payment from the other party in respect of extra costs and expenses incurred by virtue of the Force Majeure event.

22.3 If the Force Majeure in question continues for more than three months, either party may give notice in writing for the other to terminate this Agreement. This notice to terminate must specify the termination date, which will not be less than 15 days after the date on which notice is given, and once such notice has been validly given, this Agreement will terminate on that termination date.

23.    CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

       The parties to this Agreement do not intend that any of its terms will be enforceable by virtue of the Contracts (Rights of Third Parties) Act 1999 by any person not a party to it.

24.    COUNTERPARTS

       This Agreement may be executed in two counterparts each executed by one party hereto and in such event the counterparts shall together constitute one agreement.

25.    JURISDICTION

       The formation, existence, construction, performance, validity and all aspects whatsoever of this Agreement or of any term of this Agreement shall be governed by English law. The English courts shall have exclusive jurisdiction to settle any disputes, which may arise out of or in connection with this Agreement, and the parties agree to submit to such jurisdiction.

26.    ENTIRE UNDERSTANDING AND VARIATION

       26.1 this agreement constitutes the entire Agreement between the Parties in respect of the subject matter contained or referred to herein and supersedes any and all promises, representations, warranties or other statements whether written or oral made by or on behalf of one party to the other of any nature whatsoever.

       26.2 no variation or amendment of this Agreement or oral promise or commitment related to it shall be valid unless committed to in writing and signed by a director of Peak and a director of the Distributor.

SIGNED BY:................../S/ PHIL OGDEN..............................
ON BEHALF OF PEAK ENTERTAINMENT LIMITED
PRINT NAME...............PHIL OGDEN.................................
PRINT POSITION.........DIRECTOR....................................


SIGNED BY:................../S/ JOSE MEDEIROS.........................
ON BEHALF OF PERFECTLY PLUSH INC
PRINT NAME...............JOSE MEDEIROS..............................
PRINT POSITION.........PRESIDENT...................................